Exhibit E


                              Troutman Sanders LLP
                              600 Peachtree Street
                                Atlanta, GA 30308
                                  404-885-3000


                                February 11, 2002





Securities and Exchange Commission
Washington, DC 20549

RE:      Statement on Form U-1
         of The Southern Company
         (herein called the "Company")
         File No. 70-9335

Ladies and Gentlemen:

We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance and sale by Southern Company Capital Funding, Inc. ("Capital Funding") of $400,000,000 aggregate principal amount of its Series A 5.30% Senior Notes due February 1, 2007 (the "Series A Notes") and the guarantee of the Series A Notes by the Company (the "Guarantee").

We are of the opinion that:

         (a) each of the Company and Capital Funding is validly organized and duly existing as a corporation under the laws of the State of Delaware;

         (b) the subject transactions have been consummated in accordance with such statement on Form U-1, as amended;

         (c) all state laws applicable to the transactions have been complied with;

         (d) the Series A Notes are valid and binding obligations of Capital Funding in accordance with their terms;

         (e) the Guarantee is a legal and binding obligation of the Company in accordance with its terms; and

         (f) the consummation of the transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

Securities and Exchange Commission
February 11, 2002
Page 2




We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate pursuant to Rule 24.


                                                Very truly yours,


                                             /s/Troutman Sanders LLP